Exhibit 10.6

LOAN AGREEMENT

This Loan Agreement (this “Agreement”), dated January 9, 2019, is made by and between BANK OF HAWAII, whose mailing address is P. O. Box 2900, Honolulu, Hawaii 96846 (the “Bank”), and PAR PACIFIC HOLDINGS, INC., a Delaware corporation, whose mailing address is 825 Town & Country Lane, Suite 1500, Houston, Texas 77024 (the “Borrower”).

I. Term Loan

1.01 Loan. Subject to the terms and conditions of this Agreement, the Bank shall make a loan to the Borrower in the principal amount of $45,000,000 (the “Loan”). The Loan shall be evidenced by a promissory note dated on or about the date hereof, payable to the order of the Bank in the aforementioned principal amount of the Loan (the “Note”). The Loan shall be repaid, with interest thereon, in accordance with the provisions stated in the Note and this Agreement.

1.02 Purpose. The proceeds of the Loan shall be used to provide liquidity to the Borrower for its acquisition of U.S. Oil & Refining Co. and its affiliates (the “Acquisition”).

1.03	Repayment of Loan.

(a)	Evidence of Making and Repayment of Loan.

The Bank’s records evidencing the date of disbursement and the amounts of all repayments of principal and payments of interest on the Loan shall constitute prima facie evidence of the making and repayment of the Loan and of the payment of such interest. However, the Bank’s making of erroneous notations in its records shall not affect the Borrower’s obligation to repay the outstanding balance of principal under the Loan, and accrued interest thereon, as provided in the Note.

(b)	Application of Payments.

Payments under this Agreement may be applied by the Bank to the Loan and the other indebtedness evidenced by this Agreement in any manner the Bank deems appropriate. The priority of application elected by the Bank on any one occasion shall not determine any such election in the future.

1.04 Evidence of Indebtedness; Loan Documents. The Loan is or is to be evidenced and/or secured by this Agreement, the Note and all such other documents as Bank may require from time to time in order to effectuate the intent of this Agreement, together with all renewals, extensions, restatements and modifications thereto (collectively, the “Loan Documents”).

1.05 Borrower’s Obligations. The Borrower’s obligations to pay, observe and perform all indebtedness, liabilities, covenants and other obligations on the part of the Borrower to be paid, observed and performed under this Agreement, the Note and all other Loan Documents are herein collectively called the “Obligations”.

II. Conditions Precedent

2.01 Loan Disbursement. The obligation of the Bank to disburse the Loan is subject to the satisfaction of the following conditions:

(a)	The Bank shall have received, in each case in form and substance satisfactory to the Bank, such fully executed originals or certified copies as the Bank may have requested of each of the following:

(1)	Loan Documents. All of the Loan Documents.

(2)	Consents. Evidence that all parties to the Loan Documents (except the Bank) have obtained all necessary and appropriate authority, approvals and consents to execute and deliver the Loan Documents.

(3)

Organizational Documents. All instruments pursuant to which the Borrower has been organized and by which its internal affairs are governed and a Certificate of Good Standing or other evidence of the Borrower’s good standing and authority to conduct its business in the jurisdiction(s) in which it conducts its business.

(4)

Opinion of Counsel. An opinion of legal counsel, which shall state as follows (subject to customary qualifications regarding bankruptcy and similar laws affecting the enforceability of creditors’ rights generally): (i) the Borrower is a Delaware corporation, validly existing and in good standing under the laws of Delaware, (ii) the Borrower is authorized to obtain the Loan and execute and deliver the Loan Documents which are to be executed and delivered by the Borrower, (iii) all such Loan Documents to which the Borrower is a party are binding upon and enforceable against the Borrower in accordance with their respective terms, and (iv) to the best knowledge of such counsel, no consents or approvals are required for the execution and delivery of the Loan Documents by the Borrower, and the Loan Documents do not conflict with any other agreements or laws applicable to the Borrower.

(5)	Insurance. As requested by the Bank, evidence of the Borrower’s compliance with the provisions stated below in Section 4.06.

(6)	Financial Information. As requested by the Bank, financial information relating to the Borrower, including documents relating to the Borrower’s existing credit facilities.

(7)	Acquisition. Evidence of the Borrower’s equity issuance to fund the Acquisition.

(b)	Fees. The Borrower shall have paid to the Bank all fees and other charges to have been paid in accordance with the terms hereof and the other Loan Documents.

(c)	Representations and Warranties. The representations and warranties contained in Article III shall be true.

(d)

No Default. No event shall have occurred and be continuing that (i) constitutes an Event of Default, or (ii) with the giving of notice or passage of time, or both, would constitute such an Event of Default.

(e)

No Material Adverse Change. No material adverse change shall have occurred in the financial condition of the Borrower since the date of the most recent of the financial statements submitted to the Bank.

(f)	Legal Matters. All legal matters incidental to the Closing shall be satisfactory to legal counsel for the Bank.

III. Representations and Warranties

3.01 Original. To induce the Bank to make the Loan, the Borrower represents and warrants to the Bank as follows:

(a)

Organization. The Borrower is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware and the laws of such other jurisdictions where it conducts its business, and has the lawful power to own its properties and to engage in the business it conducts.

(b)	No Breach. The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both:

(1)	Violate any law or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or

(2)	Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower, except, if any, in favor of the Bank.

(c)

Authorization. The Borrower has the power and authority to incur and perform the Obligations, and the Borrower has taken all corporate action necessary to authorize the execution and delivery of the Loan Documents and its incurring of the Obligations.

(d)	Validity. This Agreement is, and the remainder of the Loan Documents when delivered will be, legal, valid, binding, and enforceable in accordance with their respective terms.

(e)

Financial Statements. All financial statements heretofore given by the Borrower to the Bank, including any schedules and notes pertaining thereto, were prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”), and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and as of the date of this Agreement there have been no material adverse changes in the financial condition or business of the Borrower from the date of the most recent financial statements given to the Bank.

(f)

Taxes. Except as otherwise permitted by this Agreement, the Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

(g)

Compliance With Law. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable laws in respect of: (1) restrictions, specifications, or other requirements relating to the conduct of its business; and (2) the use, maintenance, and operation of its properties.

(h)

Statements and Omissions. No representation or warranty by the Borrower contained in this Agreement or in any certificate or other document furnished by the Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

(i)	No Pending Actions. There is no pending or threatened litigation affecting the Borrower that may have a material adverse effect on the business of the Borrower.

(j)

Margin Stock. Neither the execution of this Agreement nor the Borrower’s use of proceeds of the Loan will constitute a violation of any of Regulations G, T and U of the Board of Governors of the Federal Reserve System or any interpretations thereof or rulings thereunder.

3.02 Survival. All representations and warranties stated above in Section 3.01 shall survive until all the Obligations shall have been satisfied in full.

IV. Affirmative Covenants

For so long as any of the Obligations remains outstanding, the Borrower will, unless otherwise permitted by the Bank in writing:

4.01 Payments. Punctually pay when due all sums which may be due under the Loan Documents.

4.02 Accounting Records. Maintain accurate and proper accounting records and books in accordance with GAAP, and provide the Bank with access to such books and accounting records at the Bank’s request during the Bank’s normal business hours.

4.03 Financial Reporting. Furnish the Bank with financial reports, in reasonable detail and form approved by the Bank, as follows:

(a)	Within 90 days after each fiscal year end, a copy of the audited annual financial statement for the Borrower and its consolidated subsidiaries;

(b)	Within 45 days after each fiscal quarter end, a copy of the audited quarterly financial statement for the Borrower and its consolidated subsidiaries; and

(c)	From time to time, such other financial information regarding the Borrower as the Bank may reasonably request.

4.04 Existence. Preserve and maintain the Borrower’s legal existence and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges in connection therewith.

4.05 Observance of Laws. Conduct the Borrower’s business activities in an orderly, efficient and regular manner and comply with all requirements of all applicable state, federal and local laws, rules and regulations.

4.06 Insurance. Obtain, maintain and keep in force insurance of the types and in such amounts as are satisfactory to the Bank, and in no event less than amounts customarily carried in lines of business similar to the Borrower’s, including but not limited to, property and casualty, flood, commercial general liability, business interruption and worker’s compensation insurance, and provide the Bank with a schedule or schedules or certificates of insurance, from time to time at the Bank’s request, setting forth all insurance then in effect along with copies of all such policies.

4.07 Facilities. Keep all of the Borrower’s property and business premises in a good state of repair and condition, make all necessary repairs, renewals and replacements thereto from time to time so that such property and business premises shall be fully and efficiently preserved and maintained, keep such property and business premises free and clear of all liens, charges or encumbrances except those consented to by the Bank in writing and permit the Bank’s authorized representatives to make reasonable inspections of the Borrower’s property and business premises.

4.08 Taxes and Other Liabilities. Pay and discharge when due all of the Borrower’s indebtedness, obligations, assessments and taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may exist, provided that the Borrower has provided evidence satisfactory to the Bank regarding the Borrower’s ability to pay the disputed items in the event they are determined to be justly due.

4.09 Notice to Bank. Promptly give notice to the Bank of (a) the occurrence of any Event of Default, (b) any change in the name or organizational structure or jurisdiction of organization of the Borrower, (c) any pending or threatened litigation affecting the Borrower exceeding $500,000, (d) any event which could have a material adverse effect on the ability of the Borrower to continue its business operations in the ordinary course, and (e) any change in the Borrower’s principal place of business.

V. Negative Covenants

For so long as any of the Obligations remains outstanding, the Borrower will not, without the prior written consent of the Bank:

5.01 Use of Funds. Use any of the proceeds of the Loan for any purpose except as set forth in Section 1.02 of this Agreement.

5.02 Other Indebtedness. Create, incur or permit to exist any liabilities resulting from borrowing, loans or advances, secured or unsecured, for the Borrower and any of its consolidated subsidiaries, except under credit facilities, notes, or other financing arrangements existing on the Closing Date or as set forth in Schedule 5.02, attached hereto.

5.03 Merger, Consolidation, Sale of Ownership Interests or Assets. Merge into or consolidate with any corporation, partnership, trust, association or other recognized legal entity other than a natural person (a “Legal Entity”); or sell, assign, transfer, pledge, mortgage, or otherwise dispose of all or substantially all of the major assets of the Borrower.

5.04 Guaranties. Guarantee or become liable in any way as a surety, endorser (other than in the ordinary course of business), or accommodation endorser or otherwise for the debt or obligation of any person or entity, except as set forth in Schedule 5.04, attached hereto.

5.05 Loans, Advances, Investments. Make any loans or advances to or investments in any person or entity (collectively, “Investments”), other than Investments (i) in any of its consolidated subsidiaries, (ii) existing on the Closing Date, or (iii) made in the ordinary course of business.

5.06 Business. Materially change the character of the Borrower’s current business, or engage in any type of business other than the Borrower’s current business.

VI. Bank’s Rights Upon Default

6.01 Events of Default. “Event of Default” means each of the events listed as Events of Default under the Note.

6.02 Bank’s Rights. If an Event of Default shall occur and be continuing the Bank shall have, in addition to any and all other rights and remedies, legal or equitable, available to the Bank under any and all of the Loan Documents or at law, the following additional rights and remedies:

(a)	The absolute right to deny to the Borrower any further credit;

(b)

The right, at the option of the Bank, to declare, without notice, the entire principal balance and accrued interest for the Loan, plus any fees and charges reasonably incurred by the Bank under any of the Loan Documents, immediately due and payable; and

(c)	The right, at the option of the Bank, to charge interest on any principal amount outstanding under this Agreement at the Default Rate under the Note.

VII. Miscellaneous

7.01 Further Assurance. From time to time within five (5) Business Days after the Bank’s demand, the Borrower will execute and deliver such additional documents and provide such additional information as may be reasonably requested by the Bank to carry out the intent of this Agreement.

7.02 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of the Loan Documents as they may be amended from time to time, in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

7.03 Expenses of the Bank. The Borrower will, on demand, reimburse to the Bank all reasonable expenses, including reasonable attorneys’ fees, incurred by the Bank in connection with the administration, amendment, modification, workout or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, whether or not legal proceedings are commenced.

7.04 Notices. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or sent by FAX, to the following addresses, unless such address is changed by written notice hereunder:

BORROWER	BANK
Par Pacific Holdings, Inc. 825 Town & Country Lane, Suite 1500 Houston, Texas 77024 Attn.: Treasurer FAX: (832) 518-5203	Bank of Hawaii Corporate Banking #297 P. O. Box 2900 Honolulu, Hawaii 96846 Attn.: Agatha Viernes-LeGros FAX: (808) 694-8301

Nonreceipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

7.05 Waiver and Release by the Borrower. To the maximum extent permitted by applicable law, the Borrower:

(a)

Waives notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by the Bank of the remedy of setoff or of any other remedy or procedure permitted by any applicable law or by any prior agreement with the Borrower, and, except where specifically required by this Agreement or by any applicable law, notice of any other action taken by the Bank;

(b)

Waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, or enforcement of this Agreement, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of the Obligations under this Agreement, and waivers or modifications or other indulgences that may be granted or consented to by the Bank in respect of the Loan; and

(c)	Releases the Bank and its officers, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct and gross negligence.

7.06 Sales and Participations. The Borrower consents to the Bank’s negotiation, offer, and sale to third parties (each a “Participant”) of participating interests in the Loan, to any and all discussions and agreements heretofore or hereafter made between the Bank and any Participant or prospective Participant regarding the interest rate, fees, and other terms and provisions applicable to the Loan, and to the Bank’s disclosure to any Participant or prospective Participant, from time to time, of such financial and other information pertaining to the Borrower and the Loan as the Bank and such Participant or prospective Participant may deem appropriate (whether public or non-public, confidential or non-confidential, and including information relating to any insurance required to be carried by the Borrower and any financial or other information bearing on the Borrower’s creditworthiness). The Borrower acknowledges that the Bank’s disclosure of such information to any Participant or prospective Participant constitutes an ordinary and necessary part of the process of effectuating and servicing the Loan.

7.07 Applicable Law; Jurisdiction. The substantive laws of the State of Hawaii shall govern the construction of this Agreement and the rights and remedies of the parties hereto. The Borrower irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of Hawaii and the United States District Court for the District of Hawaii with respect to any action instituted under this Agreement or the other Loan Documents.

7.08 Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall be binding on the parties hereto and their respective successors and assigns.

7.09 Merger. This Agreement and the remainder of the Loan Documents constitute the full and complete agreement between the Bank and the Borrower with respect to the Loan, and all prior oral and written agreements, commitments and undertakings shall be deemed to have been merged into the Loan Documents and such prior oral and written agreements, commitments and undertakings shall have no further force or effect except to the extent expressly incorporated in the Loan Documents.

7.10 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any material departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

7.11 Assignments.

(a)	The Borrower shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of the Bank.

(b)

The Bank may assign its rights and obligations under the Loan Documents at any time, including the sale of participations in the Loan, as contemplated by Section 7.06 above (provided that, unless an Event of Default exists, the Bank agrees to obtain the prior consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed), and the Bank may assign the Loan Documents (or the receivables evidenced thereby), at any time without the Borrower’s consent, to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal Funds.

7.12 Severability. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

7.13 Bank’s Right of Setoff. The Bank may set off obligations owed by the Bank to the Borrower (such as balances in checking and savings accounts) against the Obligations, (a) if an Event of Default occurs, or (b) if the Bank is served with a garnishee summons or levy in which the Borrower is named as defendant, whether or not an Event of Default shall have occurred.

7.14 Time is of the Essence. Time is of the essence under and in respect of this Agreement.

7.15 Headings. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any provision.

7.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

7.17 Waiver of Jury Trial. The Borrower and the Bank hereby waive their respective rights to a trial before a jury in connection with any dispute, proceeding or claim arising out of, or in any way related to, the Loan, this Agreement or any of the other Loan Documents.

VIII. Definitions

8.01 Acquisition shall have the meaning given in Section 1.02.

8.02 Business Day means any day on which the main branch of the Bank in Honolulu, Hawaii is open to the public for carrying on substantially all of its banking functions.

8.03 Closing Date means the date on which the Bank shall disburse the Loan to the Borrower.

8.04 Event of Default shall have the meaning given in Section 6.01.

8.05 GAAP shall have the meaning given in Section 3.01(e) hereof.

8.06 Legal Entity shall have the meaning given in Section 5.03.

8.07 Loan shall have the meaning given in Section 1.01.

8.08 Loan Documents shall have the meaning given in Section 1.04.

8.09 Note shall have the meaning given in Section 1.01.

8.10 Obligations shall have the meaning given in Section 1.05.

8.11 Participant shall have the meaning given in Section 7.06.

[The following page is the signature page.]

IN WITNESS WHEREOF, the Borrower and the Bank have duly executed this Loan Agreement.

PAR PACIFIC HOLDINGS, INC., a Delaware corporation

By	/s/ William Monteleone
Name: Will Monteleone
Title: CFO
Borrower

BANK OF HAWAII

By	/s/ Agatha Viernes-LeGros
Name: Agatha Viernes-LeGros
Title: Vice President
Bank